SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                October 31, 2008
                ------------------------------------------------
                Date of Report (date of earliest event reported)


                            American TonerServ Corp.
              ----------------------------------------------------
              Exact name of Registrant as Specified in its Charter


         Delaware                  333-120688               33-0686105
---------------------------    -----------------    ---------------------------
State or Other Jurisdiction     Commission File     IRS Employer Identification
     of Incorporation               Number                    Number


         420 Aviation Boulevard, Suite 103, Santa Rosa, California 95403
         ---------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                 (800) 736-3515
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

     The following financial statements of iPrint Technologies, Inc. are filed herewith:

                                                                       Page
                                                                       ----

   Independent Auditors' Report ...................................... F-1

   Financial Statements - December 31, 2007 and 2006:
     Balance Sheet ................................................... F-2
     Statement of Income ............................................. F-3
     Statement of Stockholders' Equity  .............................. F-4
     Statement of Cash Flows ......................................... F-5
     Notes to Financial Statement..................................... F-6-F-12

     Unaudited Balance Sheet as of
         September 30, 2008 .......................................... F-13
     Unaudited Statement of Income for the Nine Months Ended
         September 30, 2008 and 2007.................................. F-14
        Unaudited Statement of Stockholders' Equity for the Nine
         Months Ended September 30, 2008 and 2007 .................... F-15
     Unaudited Statement of Cash Flows for the
      Nine Months Ended September 30, 2008 and 2007 .................. F-16
     Notes to Unaudited Financial Statement .......................... F-18-F-24


(b) Pro forma financial information.

     The following pro forma financial information related to the acquisition of the assets of iPrint Technologies, Inc. is filed herewith:

                                                                       Page
                                                                       ----
Unaudited Pro Forma Combined Condensed Financial Statements........... F-25
Unaudited Pro Forma Combined Condensed Statement of
    Operations For the Year Ended December 31, 2007 .................. F-26
Unaudited Pro Forma Combined Condensed Balance Sheet
    September 30, 2008 ............................................... F-27
Unaudited Pro Forma Combined Condensed Income Statement
    For the Nine Months Ended September 30, 2008 ..................... F-29
Notes to Unaudited Pro Forma Combined Condensed Financial
    Statements ....................................................... F-30-F-32

(c) Exhibits.

The exhibits identified below are filed as part of this report:

     2.1 Asset Purchase Agreement dated as of October 31, 2008, among American TonerServ Corp., iPrint Technologies, LLC, a Delaware limited liability company, iPrint Technologies, Inc., a California corporation, Chad Solter, Darrell Tso, and Scott Muckley.*

    10.1   Promissory Note due November 30, 2008 to iPrint Technologies, Inc.*

    10.2   Short-Term Promissory Note No. 1 to iPrint Technologies, Inc.*

    10.3   Short-Term Promissory Note No. 2 to iPrint Technologies, Inc.*

    10.4   Long-Term Promissory Note to iPrint Technologies, Inc.*

    10.5   Security Agreement with iPrint Technologies, Inc.*

---------------------------
*  Previously filed.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMERICAN TONERSERV CORP.



Dated: January 16, 2008               By: /s/ Daniel J. Brinker
                                          ----------------------
                                          Daniel J. Brinker
                                          President

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------



To the Board of Directors
American TonerServ Corp.
Santa Rosa, California



         We have audited the accompanying balance sheet of iPrint Technologies, Inc. as of December 31, 2007 and 2006, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iPrint Technologies, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.




/s/ Perry-Smith LLP


Sacramento, California
October 30, 2008, except for Note 13 as to which the date is October 31, 2008
                            iPRINT TECHNOLOGIES, INC.

                                  BALANCE SHEET

                           December 31, 2007 and 2006



ASSETS                                                     2007          2006
                                                           ----          ----
Current assets:
 Cash and cash equivalents                              $  311,920    $  445,276
 Accounts receivable, net (Note 4)                       1,111,011       682,508
 Notes receivable (Note 5)                                  24,000          --
 Inventory                                                 103,409        68,420
 Prepaid expenses and other current assets                  58,607        64,467
 Due from employees                                           --           4,000
                                                        ----------    ----------
     Total current assets                                1,608,947     1,264,671
 Property and equipment, net (Note 6)                      130,801        37,323
                                                        ----------    ----------
     Total Assets                                       $1,739,748    $1,301,994
                                                        ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                       $1,035,327    $  756,020
 Accrued expenses (Note 7)                                 162,971       136,134
 Line of Credit (Note 8)                                      --         300,000
 Notes payable - current portion (Note 9)                    4,952          --
                                                        ----------    ----------
     Total current liabilities                           1,203,250     1,192,154
                                                        ----------    ----------
Long-term liabilities:
 Notes payable (Note 9)                                     17,888          --
                                                        ----------    ----------
     Total liabilities                                   1,221,138     1,192,154
                                                        ----------    ----------
Commitments (Note 10)

Stockholders' equity:
 Common stock; no par value; 10,000,000 shares
   authorized;100,000 shares issued and
   outstanding                                               5,000         5,000
   Additional paid - in capital                             20,100           100
   Retained earnings                                       493,510       104,740
                                                        ----------    ----------
     Total stockholders' equity                            518,610       109,840
                                                        ----------    ----------
     Total liabilities and stockholders' equity         $1,739,748    $1,301,994
                                                        ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                            iPRINT TECHNOLOGIES, INC.

                               STATEMENT OF INCOME

                    For the Years December 31, 2007 and 2006



                                                     2007              2006
                                                     ----              ----
Revenues:
 Toner                                           $ 10,555,776      $  7,678,239
                                                 ------------      ------------

Cost of Sales:
 Toner                                           $  8,222,400      $  5,962,729
                                                 ------------      ------------

         Gross profit                               2,333,376         1,715,510


Operating expenses:
 Salaries and wages (Note 11)                       1,377,343         1,020,590
 Professional fees and services                       134,435           179,623
 Sales and marketing                                   26,254            17,807
 General and administrative (Note 12)                 406,074           250,551
                                                 ------------      ------------

         Total operating expenses                   1,944,106         1,468,571
                                                 ------------      ------------

Income from operations                                389,270           246,939


Other income (expense):
 Interest income (expense)                                300           (25,078)
 Other expense                                           (800)             (800)
                                                 ------------      ------------

     Net income                                  $    388,770           221,061
                                                 ============      ============



   The accompanying notes are an integral part of these financial statements.



                            iPRINT TECHNOLOGIES, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY

                 For the Years Ended December 31, 2007 and 2006


                                                                   (Accumu-
                                                                    lated
                                   Common Stock      Additional    Deficit)         Total
                             ---------------------    Paid-in      Retained     Stockholders'
                               Shares      Amount     Capital      Earnings        Equity
                             ---------   ---------   ----------   ----------    ------------
Balance, January 1, 2006       100,000   $   5,000   $      100   $ (116,321)   $   (111,221)

Net loss                          --          --           --        221,061         221,061
                             ---------   ---------   ----------   ----------    ------------

Balance, December 31, 2006     100,000       5,000          100      104,740         109,840

Contributions from
  shareholders                    --          --         20,000         --            20,000

Net loss                          --          --           --        388,770         388,770
                             ---------   ---------   ----------   ----------    ------------
Balance, December 31, 2007     100,000   $   5,000   $   20,100   $  493,510    $    518,610
                             =========   =========   ==========   ==========    ============











   The accompanying notes are an integral part of these financial statements.

                            iPRINT TECHNOLOGIES, INC.

                             STATEMENT OF CASH FLOWS

                 For the Years Ended December 31, 2007 and 2006

                                                          2007          2006
                                                          ----          ----

Cash flows from operating activities:
 Net income                                            $  388,770    $  221,061
 Adjustment to reconcile net loss to net cash
   Provided by Operating activities:
     Depreciation                                          36,231        14,016
     Provision for uncollectible accounts receivable       16,822          --

Changes in operating assets and liabilities
   (Increase) decrease in assets:
     Accounts receivable                                 (445,325)      (37,100)
     Note receivable                                      (24,000)         --
     Inventory                                            (34,989)      (17,965)
     Prepaid expenses and other current assets              5,860       (49,223)
     Deposits
   Increase in liabilities:
     Accounts payable and accrued expenses                306,144       258,992
                                                       ----------    ----------

        Net cash provided by operating activities         249,513       389,781
                                                       ----------    ----------
Cash flows used in investing activities:
   Purchase of property and equipment                     (82,894)       (5,922)
   Repayments from (advances to) employees                  4,000        (4,000)
                                                       ----------    ----------
        Net cash used in investing activities             (78,894)       (9,922)
                                                       ----------    ----------

Cash flows used in financing activities:
   Payment of long-term debt, net                        (303,975)     (100,000)
                                                       ----------    ----------

        Net (decrease) increase in cash                  (133,356)      279,859
                                                       ----------    ----------

Cash and cash equivalents, beginning of period            445,276       165,417
                                                       ----------    ----------

Cash and cash equivalents, end of period               $  311,920    $  445,276
                                                       ==========    ==========

Supplementary information:
   Interest paid                                       $   14,261    $   27,891
                                                       ==========    ==========

Income taxes paid                                      $      800    $      800
                                                       ==========    ==========

Supplemental disclosure of noncash activities:
   Contributed property and equipment                  $   20,000    $     --
                                                       ==========    ==========
   Property and equipment financed                     $   26,815    $     --
                                                       ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                            iPRINT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.   DESCRIPTION OF BUSINESS

     iPrint Technologies, Inc. (the "Company") was incorporated in the State of California on March 18, 2004. The Company is a national distributor of OEM and compatible printer toner cartridges. The Company services printers and other office equipment through its Preferred Provider Network. The Company has 2 offices located in Larkspur, California, and Chatsworth, California.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition
     -------------------

     Revenue is generated from sales of supplies and maintenance agreements. Revenue from supplies sales is recognized upon shipment. Revenue from maintenance is recognized as services are completed or over the term of the maintenance agreements.

     Deferred Revenue
     ----------------

     Contract revenue for full-service contracts is recognized by the straight line method over the life of the contract with the unearned portion shown as deferred revenue in the accompanying balance sheet.

     Estimates
     ---------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments
     -----------------------------------

     For certain of the Company's financial instruments, including accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to the short-term nature of these items. The amount owed on a note payable also approximates fair value, because the interest rates and terms are offered to the Company at current market rates.

     Inventory
     ---------

     Inventory consists of finished goods which is primarily toner cartridges and service parts and is stated at the lower of cost or market determined by the first-in, first-out (FIFO) method.

     Cash and Cash Equivalents
     -------------------------

     Cash and cash equivalents consist principally of bank deposits. Cash balances are maintained in bank accounts that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to a maximum of $100,000. At December 31, 2007 and 2006, the Company had cash deposits of $174,625 and $407,931 in excess of FDIC insurance limits.

                            iPRINT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Accounts Receivable
     -------------------

     Accounts receivable are shown net of allowance for doubtful accounts. In determining the allowance for doubtful accounts, the Company uses specific identification, which includes a reserve on older balances that are disputed or in cases where the Company has knowledge of a potential customer payment issue. The allowance for doubtful accounts at December 31, 2007 and 2006 was $16,822 and $0, respectively.

     Risk Concentration
     ------------------

     During 2007 and 2006, no customers accounted for greater than 10% of total revenue. At December 31, 2007, one customer accounted for approximately 10% of the total new accounts receivable. Historically, the Company had not incurred any material credit-related losses. The Company believes its credit policies do not result in significant adverse rise.

     Property and Equipment
     ----------------------

     Property and equipment is stated at cost less accumulated depreciation. Property and equipment is depreciated using the straight line method over estimated useful lives, which range from three to seven years. Leasehold improvements are depreciated on a straight line basis over the lesser of the lease term or estimated useful life.

     Long-Lived Assets
     -----------------

     The Company evaluates the carrying value of its long-lived assets when events or circumstance indicate the existence of a possible impairment, based on projected undiscounted cash flows, and recognizes impairment when such cash flows will be less than the carrying values. Measurement of the amounts of impairments, if any, is based upon the difference between carrying value and fair value of the long-lived assets. At December 31, 2007, management determined that its long-lived assets were not impaired.

     Income Taxes
     ------------

     In accordance with federal and state income tax regulations, the Company is taxed as an S-corporation. No income taxes are levied on the Company; rather, such taxes are levied on the individual members. Accordingly, no provision or liability for federal or state income taxes has been reflected in the accompanying consolidated financial statements.

     Shipping and Handling Expenses
     ------------------------------

     Expenses relating to shipping and handling are expensed and reported as a cost of sale or selling expense as appropriate.

                            iPRINT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Advertising Expense
     -------------------

     The Company expenses all advertising costs, including direct response advertising, as they are incurred. Advertising expense for 2007 and 2006 was $6,803 and $3,750, respectively.


     Segment
     -------

     Based on the Company's integration and management strategies, the Company operates in a single business segment. For the years ended December 31, 2007 and December 31, 2006, all material revenues have been derived from domestic operations.

3.   RECENT ACCOUNTING PRONOUNCEMENTS

     Fair Value Measurements
     -----------------------

     In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements, ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurement. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. This Statement is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 157 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

     Fair Value Option for Financial Assets and Financial Liabilities
     ----------------------------------------------------------------

     In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, ("SFAS No. 159"). SFAS No. 159 permits companies to elect to follow fair value accounting for certain financial assets and liabilities in an effort to mitigate volatility in earnings without having to apply complex hedge accounting provisions. The standard also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

                            iPRINT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

4.   ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Activity in the allowance for doubtful accounts for the year ended December 31, consisted of the following:

     Provision for uncollectible accounts                          $      16,822
     Uncollected balances written off, net recoveries              -------------

                  Ending balance                                   $      16,822
                                                                   =============


     The Company had no bad debt expense and no allowance for doubtful accounts for the year ended December 31, 2006.


5.   NOTES RECEIVABLE

     In December 2007, the Company entered into a promissory note with a related party. The note is unsecured and pays interest at 8%. The note is to be advanced to the borrower in 3 payments of $12,000 between December 4, 2007 and February 7, 2008. At December 31, 2008, the note had outstanding principle of $24,000. The note matures on December 31, 2008.

6.   PROPERTY AND EQUIPMENT

     A summary of property and equipment as of December 31, 2007 and 2006 is as follows:

                                                           December 31,
                                                 ------------------------------
                                                      2007             2006
                                                 -------------    -------------

     Computer hardware                           $      51,461    $      26,200
     Furniture and fixtures                              8,056            3,008
     Vehicles and equipment                             71,185             --
     Computer software                                  62,196           33,981
                                                 -------------    -------------

                                                       192,898           63,189

     Less accumulated depreciation                     (62,097)         (25,866)
                                                 -------------    -------------

                                                 $     130,801    $      37,323
                                                 =============    =============

     Depreciation for the years ended December 31, 2007 and 2006 totaled $36,231 and $14,016, respectively.

                            iPRINT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


7.   ACCRUED EXPENSES

     Accrued expenses as of December 31, 2007 and 2006 are comprised of the following:

                                                           December 31,
                                                 ------------------------------
                                                      2007             2006
                                                 -------------    -------------

     Credit cards payable                        $      14,259    $      17,951
     Accrued payroll                                    24,071           12,358
     Accrued commissions                                12,714           24,403
     Profit sharing contribution                        70,864           58,189
     Deferred revenue                                     --              1,742

     Credit balances in accounts receivable             41,063           21,491
                                                 -------------    -------------

     Total accrued expenses                      $     162,971    $     136,134
                                                 =============    =============

8.   LINE OF CREDIT

     The line of credit with a bank provides for up to $600,000 in unsecured borrowings at the bank's prime interest rate plus 0.5% through September 15, 2009. Advances under the Agreement are guaranteed by an officer and stockholder of the Company.

9.   NOTE PAYABLE

     The note payable is due in monthly installments of $513 plus interest at 6.5% through February 2012. The note is secured by a vehicle. Future minimum principal payments are as follows:

                  Year Ending
                  December 31,
                  ------------

                     2008                            $     4,952
                     2009                                  5,283
                     2010                                  5,637
                     2011                                  5,930
                     2012                                  1,038
                                                     -----------

                                                     $    22,840
                                                     ===========
                            iPRINT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

10.  COMMITMENTS

     Operating Leases
     ----------------

     The Company leases its office facilities under long-term non-cancelable operating leases ranging from one to three years. Certain of the leases include options to extend the terms of the leases. Rent expense totaled $60,000 and $58,672 for the years ended December 31, 2006 and 2007, respectively. Future minimum lease payments under these non-cancelable leases are as follows as of December 31, 2007:

                  Year Ending
                  December 31,
                  ------------

                     2008                                $    69,797
                     2009                                     75,617
                     2010                                     61,962
                     2011                                      5,078
                                                         -----------
                                                         $   212,454
                                                         ===========

11.  PROFIT SHARING PLAN

     The Company has a profit sharing plan covering employees who meet certain eligibility requirements. Employees are eligible to enter the plan upon the later of the date the employee reaches the age of 21 or completes one year of eligibility service, or if they were employed as of January 1, 2007. The Company's contributions were $70,864 and $58,189 for the years ended December 31, 2007 and 2006, respectively.

                            iPRINT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

12.   GENERAL AND ADMINISTRATIVE EXPENSES

      During the years ended December 31, 2007 and 2006, general and administrative expenses were comprised as follows:

                                                           December 31,
                                                 ------------------------------
                                                      2007             2006
                                                 -------------    -------------

     Office leases                               $      60,636    $      58,572
     Telephone                                          23,647           20,818
     Insurance                                          35,454           26,905
     Depreciation                                       36,231           14,016
     Profit share contribution                          70,864           58,189
     Automobile expense                                 26,853           15,132
     Bank/merchant fees                                 37,318           25,114
     Travel expenses                                    35,062           17,130
     Bad debt expense                                   16,822             --
     Other                                              63,187           14,675
                                                 -------------    -------------

     Total general and administrative expenses   $     406,074    $     250,551
                                                 =============    =============



13.  SUBSEQUENT EVENT

The Company was acquired by a publicly traded entity on October 31, 2008 and is now a wholly owned subsidiary of that entity.

                            iPRINT TECHNOLOGIES, INC.

                            BALANCE SHEET (UNAUDITED)

                           September 30, 2008 and 2007



ASSETS                                                    2008         2007
                                                          ----         ----

Current assets:
 Cash and cash equivalents                             $  622,992   $  246,056
 Accounts receivable, net (Note 4)                      1,440,064    1,055,619
 Inventory                                                 82,772      101,743
 Prepaid expenses and other current assets                  9,664        4,862
 Due from employees                                         1,000         --
                                                       ----------   ----------
     Total current assets                               2,156,492    1,408,280

 Property and equipment, net (Note 6)                     147,312       60,536
 Other assets                                              10,015        4,937
                                                       ----------   ----------
     Total Assets                                      $2,313,819   $1,473,753
                                                       ==========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable and accrued expenses                 $1,088,255   $  710,186
 Line of Credit (Note 8)                                   78,482         --
 Notes payable - current portion (Note 9)                   4,952        4,952
 Deferred revenue                                             838        4,623
                                                       ----------   ----------
     Total current liabilities                          1,172,527      719,761
                                                       ----------   ----------
Long-term liabilities:
 Notes payable (Note 9)                                    15,111       20,206
                                                       ----------   ----------
     Total liabilities                                  1,187,638      739,967
                                                       ----------   ----------
Commitments (Note 10)

Stockholders' equity:
 Common stock; no par value; 10,000,000 shares
   authorized; 100,000 shares issued and outstanding        5,000        5,000
   Additional paid - in capital                            20,100       20,100
   Retained earnings                                    1,101,081      708,686
                                                       ----------   ----------
     Total stockholders' equity                         1,126,181      733,786
                                                       ----------   ----------
     Total liabilities and stockholders' equity        $2,313,819   $1,473,753
                                                       ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                            iPRINT TECHNOLOGIES, INC.

                         STATEMENT OF INCOME (UNAUDITED)

              For the Nine Months Ended September 30, 2008 and 2007


                                                         2008           2007
                                                         ----           ----

Revenues:
 Toner                                               $ 9,598,174    $ 7,495,098
                                                     -----------    -----------

Cost of Sales:
 Toner                                               $ 7,503,900    $ 5,870,914
                                                     -----------    -----------

         Gross profit                                  2,094,274      1,624,184


Operating expenses:
 Salaries and wages                                      632,020        405,519
 Professional fees and services                          145,023        112,429
 Sales and marketing                                     386,758        277,002
 General and administrative                              319,926        222,840
                                                     -----------    -----------

         Total operating expenses                      1,483,727      1,017,790
                                                     -----------    -----------

Income from operations                                   610,547        606,394


Other income (expense):
 Interest income (expense)                                 2,245         (1,651)
 Other expense                                            (5,221)          (797)
                                                     -----------    -----------

     Net income                                      $   607,571    $   603,946
                                                     ===========    ===========






   The accompanying notes are an integral part of these financial statements.



                            iPRINT TECHNOLOGIES, INC.

                  STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)

              For the Nine Months Ended September 30, 2008 and 2007



                                                                        (Accumu-
                                                                         lated
                                    Common Stock         Additional     Deficit)        Total
                              -----------------------     Paid-in       Retained     Stockholders'
                                Shares       Amount       Capital       Earnings        Equity
                              ----------   ----------   -----------   -----------    ------------
Balance, January 1, 2007         100,000   $    5,000   $    20,100   $   104,741    $    129,840

Net income                          --           --            --         603,946         603,946
                              ----------   ----------   -----------   -----------    ------------

Balance, September 30, 2007      100,000        5,000        20,100       708,686         733,786

Net loss                            --           --            --        (215,176)       (215,176)

Balance, December 31, 2007       100,000        5,000        20,100       493,510         518,610


Net income                          --           --            --         607,571         607,571
                              ----------   ----------   -----------   -----------    ------------
Balance, September 30,2008       100,000   $    5,000   $    20,100   $ 1,101,081    $  1,126,181
                              ==========   ==========   ===========   ===========    ============








   The accompanying notes are an integral part of these financial statements.

                            iPRINT TECHNOLOGIES, INC.
                       STATEMENT OF CASH FLOWS (UNAUDITED)
              For the Nine Months Ended September 30, 2008 and 2007

                                                        2008           2007
                                                        ----           ----

Cash flows from operating activities:
 Net income                                         $   607,571    $   603,946
 Adjustment to reconcile net loss to net cash
Provided by operating activities:
     Depreciation                                        47,000         27,173

Changes in operating assets and liabilities
   (Increase) decrease in assets:
     Accounts receivable                               (329,053)      (373,111)
     Inventory                                           20,637        (33,323)
     Prepaid expenses and other current assets           48,943         59,605
     Other assets                                       (11,015)          (937)
   Increase (decrease) in liabilities:
     Accounts payable and accrued expenses             (110,043)      (181,968)
     Deferred revenue                                       838          4,623
                                                    -----------    -----------

        Net cash provided by operating activities       274,878        106,008
                                                    -----------    -----------
Cash flows used in investing activities:
   Purchase of property and equipment                   (63,511)       (50,386)
                                                    -----------    -----------
        Net cash used in investing activities           (63,511)       (50,386)
                                                    -----------    -----------

Cash flows from financing activities:
   Draws (payments) on line of credit, net               78,482       (300,000)
   Note receivable                                       24,000           --
   Repayment of long term debt, net                      (2,777)          --
   Issuance of note payable                                --           25,158
   Shareholder contribution                                --           20,000
                                                    -----------    -----------
        Net cash provided by (used in)
           financing activities                          99,705       (254,842)
                                                    -----------    -----------
        Net increase (decrease) in cash                 311,072       (199,220)
                                                    -----------    -----------

Cash and cash equivalents, beginning of period          311,920        445,276
                                                    -----------    -----------

Cash and cash equivalents, end of period            $   622,992    $   246,056
                                                    ===========    ===========
                            iPRINT TECHNOLOGIES, INC.
                       STATEMENT OF CASH FLOWS (UNAUDITED)
              For the Nine Months Ended September 30, 2008 and 2007




Supplementary information:
   Interest paid                                    $     5,221    $     1,651
                                                    ===========    ===========

Income taxes paid                                   $       800    $       800
                                                    ===========    ===========









   The accompanying notes are an integral part of these financial statements.

                            iPRINT TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


1.   DESCRIPTION OF BUSINESS

     iPrint Technologies, Inc. (the "Company") was incorporated in the State of California on March 18, 2004. The Company is a national distributor of OEM and compatible printer toner cartridges. The Company services printers and other office equipment through its Preferred Provider Network. The Company has 2 offices located in Larkspur, California, and Chatsworth, California.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Revenue Recognition
     -------------------

     Revenue is generated from sales of supplies and maintenance agreements. Revenue from supplies sales is recognized upon shipment. Revenue from maintenance is recognized as services are completed or over the term of the maintenance agreements.

     Deferred Revenue
     ----------------

     Contract revenue for full-service contracts is recognized by the straight line method over the life of the contract with the unearned portion shown as deferred revenue in the accompanying balance sheet.

     Estimates
     ---------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments
     -----------------------------------

     For certain of the Company's financial instruments, including accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to the short-term nature of these items. The amount owed on a note payable also approximates fair value, because the interest rates and terms are offered to the Company at current market rates.

                            iPRINT TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                                   (Continued)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Inventory
     ---------

     Inventory consists of finished goods which is primarily toner cartridges and service parts and is stated at the lower of cost or market determined by the first-in, first-out (FIFO) method.

     Cash and Cash Equivalents
     -------------------------

     Cash and cash equivalents consist principally of bank deposits. Cash balances are maintained in bank accounts that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to a maximum of $100,000. At the nine months ending September 30, 2008 and 2007, the Company had cash deposits of $522,491 and $145,556 in excess of FDIC insurance limits.

     Accounts Receivable
     -------------------

     Accounts receivable are shown net of allowance for doubtful accounts. In determining the allowance for doubtful accounts, the Company uses specific identification, which includes a reserve on older balances that are disputed or in cases where the Company has knowledge of a potential customer payment issue. The allowance for doubtful accounts at September 30, 2008 and 2007 was $16,822.

     Risk Concentration
     ------------------

     During the nine months ending 2008 and 2007, no customers accounted for greater than 10% of total revenue. At September 30, 2008, one customer accounted for approximately 10% of the total new accounts receivable. Historically, the Company had not incurred any material credit-related losses. The Company believes its credit policies do not result in significant adverse rise.

     Property and Equipment
     ----------------------

     Property and equipment is stated at cost less accumulated depreciation. Property and equipment is depreciated using the straight line method over estimated useful lives, which range from three to seven years. Leasehold improvements are depreciated on a straight line basis over the lesser of the lease term or estimated useful life.

                            iPRINT TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                                   (Continued)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Long-Lived Assets
     -----------------

     The Company evaluates the carrying value of its long-lived assets when events or circumstance indicate the existence of a possible impairment, based on projected undiscounted cash flows, and recognizes impairment when such cash flows will be less than the carrying values. Measurement of the amounts of impairments, if any, is based upon the difference between carrying value and fair value of the long-lived assets. At September 30, 2008, management determined that its long-lived assets were not impaired.

     Income Taxes
     ------------

     In accordance with federal and state income tax regulations, the Company is taxed as an S-corporation. No income taxes are levied on the Company; rather, such taxes are levied on the individual members. Accordingly, no provision or liability for federal or state income taxes has been reflected in the accompanying consolidated financial statements.

     Shipping and Handling Expenses
     ------------------------------

     Expenses relating to shipping and handling are expensed and reported as a cost of sale or selling expense as appropriate.

                            iPRINT TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                                   (Continued)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Advertising Expense
     -------------------

     The Company expenses all advertising costs, including direct response advertising, as they are incurred. Advertising expense for the nine months ending 2008 and 2007 was $1,184 and $3,666, respectively.

     Segment
     -------

     Based on the Company's integration and management strategies, the Company operates in a single business segment. For the nine months ended September 30, 2008 and September 30, 2007, all material revenues have been derived from domestic operations.

3.   RECENT ACCOUNTING PRONOUNCEMENTS

     Fair Value Measurements
     -----------------------

     In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements, ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurement. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. This Statement is effective for fiscal years beginning after November 15, 2007. The adoption of SFAS No. 157 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

     Fair Value Option for Financial Assets and Financial Liabilities
     ----------------------------------------------------------------

     In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, ("SFAS No. 159"). SFAS No. 159 permits companies to elect to follow fair value accounting for certain financial assets and liabilities in an effort to mitigate volatility in earnings without having to apply complex hedge accounting provisions. The standard also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. SFAS No. 159 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

                            iPRINT TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                                   (Continued)

4.   ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Activity in the allowance for doubtful accounts for the nine months ended September 30, 2008 and 2007 consisted of the following:

     Provision for uncollectible accounts                         $      16,822
     Uncollected balances written off, net recoveries                      --
                                                                  -------------
                  Ending balance                                  $      16,822
                                                                  =============

5.   NOTES RECEIVABLE

     In December 2007, the Company entered into a promissory note with a related party. The note is unsecured and pays interest at 8%. The note was to be advanced to the borrower in 3 payments of $12,000 between December 4, 2007 and February 7, 2008. At September, 2008, the note was paid in full.

6.   PROPERTY AND EQUIPMENT

     A summary of property and equipment for the nine months ended September 30, 2008 and 2007 is as follows:

                                                          September 30,
                                                 ------------------------------
                                                      2008             2007
                                                 -------------    -------------

     Leasehold Improvements                      $      61,076    $        --
     Office Equipment                                   54,592            5,539
     Computer Software                                  43,766            9,562
     Computer Hardware                                 102,507           64,809
     Vehicles and equipment                             71,185           71,185
                                                 -------------    -------------
                                                 $     333,126    $     151,095

     Less accumulated depreciation                    (185,814)         (90,559)
                                                 -------------    -------------
                                                 $     147,312    $      60,536
                                                 =============    =============

     Depreciation for the nine months ended September 30, 2008 and 2007 totaled $47,000 and $27,173, respectively.

                            iPRINT TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                                   (Continued)



7.   LINE OF CREDIT

     The line of credit with a bank provides for up to $600,000 in unsecured borrowings at the bank's prime interest rate plus 0.5% through September 15, 2009. Advances under the Agreement are guaranteed by an officer and stockholder of the Company.

8.   NOTE PAYABLE

     The note payable is due in monthly installments of $513 plus interest at 6.5% through February 2012. The note is secured by a vehicle. Future minimum principal payments are as follows:

                  Year Ending
                  December 31,
                  ------------

                     2008                            $     4,952
                     2009                                  5,283
                     2010                                  5,637
                     2011                                  5,930
                     2012                                  1,038
                                                     -----------

                                                     $    22,840
                                                     ===========
                            iPRINT TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                                   (Continued)

9.  COMMITMENTS

     Operating Leases
     ----------------

     The Company leases its office facilities under long-term non-cancelable operating leases ranging from one to three years. Certain of the leases include options to extend the terms of the leases. Rent expense totaled $59,421 and $50,350 for the nine months ended September 30, 2008 and 2007, respectively. Future minimum lease payments under these non-cancelable leases are as follows as of September 30, 2008.

                  Year Ended
                 September 30,
                 -------------

                     2008                               $    69,797
                     2009                                    75,617
                     2010                                    61,962
                     2011                                     5,078
                                                        -----------
                                                        $   212,454
                                                        ===========

10.  PROFIT SHARING PLAN

     The Company has a profit sharing plan covering employees who meet certain eligibility requirements. Employees are eligible to enter the plan upon the later of the date the employee reaches the age of 21 or completes one year of eligibility service, or if they were employed as of January 1, 2007.

11.  SUBSEQUENT EVENT

The Company was acquired by a publicly traded entity on October 31, 2008 and is now a wholly owned subsidiary of that entity.

                            AMERICAN TONERSERV CORP.
           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of American TonerServ Corp. and iPrint Technologies, Inc. described below, after giving effect to the merger of American TonerServ Corp. and iPrint Technologies, Inc. using the purchase method of accounting. American TonerServ Corp. is designated as the acquiror for accounting purposes, and the purchase of certain assets of iPrint Technologies, Inc. by adjusting for the removal of the assets and liabilities not being acquired by American TonerServ Corp. and the other assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The acquisition was completed on October 31, 2008.

Certain reclassifications have been made to the audited and unaudited financial statements to conform to the Company's financial presentation.

The historical financial information set forth below for American TonerServ Corp. and iPrint Technologies, Inc. has been derived from the historical audited financial statements included in American TonerServ Corp.'s Form 10-KSB for the year ended December 31, 2007, and Form 10-Q for the nine months ended September 30, 2008. The historical financial information as of September 30, 2008 and 2007 for iPrint Technologies, Inc. was derived from the unaudited financial statements of iPrint Technologies, Inc., which have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. There were no transactions within the combined group. Accordingly, no amounts were required to be eliminated in the combination. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2007 is presented to give effect to the merger of American TonerServ Corp. and the acquisition of certain assets of iPrint Technologies, Inc. as if the acquisitions occurred on January 1, 2007. The unaudited pro forma combined condensed balance sheet as of September 30, 2008 is presented to give effect to the merger of American TonerServ Corp. and certain assets of iPrint Technologies, Inc. as if the acquisition occurred on September 30, 2008. The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2008 is presented to give effect to the merger of American TonerServ Corp. and the acquisition of certain assets of iPrint Technologies, Inc. as if the acquisitions occurred on January 1, 2008.

Because these unaudited pro forma combined condensed financial statements have been prepared based on preliminary estimates of fair values and do not include liabilities, if any, which are not presently estimable, the actual amounts recorded may differ materially from the information presented in these unaudited pro forma combined condensed financial statements.

The unaudited pro forma information is not intended to represent or be indicative of the combined results of operations or financial condition of American TonerServ Corp. that would have been reported had the acquisitions described above been completed as of the date presented, and should not be taken as representative of the future combined results of operations or financial position of American TonerServ Corp. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and related notes of American TonerServ Corp. contained in the American TonerServ Corp. Form 10-KSB for the year ended December 31, 2007.



                            AMERICAN TONERSERV CORP.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2007


                                                      American         iPrint                               Pro Forma
                                                      TonerServ     Technologies,                           American
                                                        Corp.           Inc.          Pro Forma             TonerServ
                                                     Historical      Historical      Adjustments              Corp.
                                                    ------------    ------------    ------------          ------------
Revenues:
 Product                                            $  3,203,894    $ 10,555,776    $       --            $ 13,759,670
 Service                                                 426,637            --              --                 426,637
                                                    ------------    ------------    ------------          ------------
Total revenues                                         3,630,531      10,555,776            --              14,186,307
                                                    ------------    ------------    ------------          ------------

Cost of sales:
 Product                                               2,116,802       8,222,400            --              10,339,202
 Service                                                 420,046            --              --                 420,046
 Inventory write-down                                     68,500            --              --                  68,500
                                                    ------------    ------------    ------------          ------------
Total cost of sales                                    2,605,348       8,222,400            --              10,827,748
                                                    ------------    ------------    ------------          ------------
Gross profit                                           1,025,183       2,333,376            --               3,358,559

Operating Expenses:
 Salaries and wages                                    1,768,024       1,377,343        (216,924) (e)        2,928,443
 Professional fees and services                        1,346,706         134,435        (105,822) (e)        1,375,319
 Sales and marketing                                     287,616          26,254            --                 313,870
 Amortization of customer lists                          338,173            --           226,409  (e)          564,582
 General and administrative                            1,334,711         406,074         (84,532) (e)(f)     1,656,253
                                                    ------------    ------------    ------------          ------------
Total operating expenses                               5,075,230       1,944,106        (180,869)            6,838,467
                                                    ------------    ------------    ------------          ------------
Income (loss) from operations                         (4,050,047)        389,270         180,869            (3,479,908)

Other income (expense):
 Fair value of convertible debt                           85,417            --              --                  85,417
 Termination of management agreement                    (550,000)           --              --                (550,000)
 Interest income (expense)                              (260,267)            300        (301,231) (f)         (561,198)
 Change in fair value of warrant liabilities             (71,873)           --              --                 (71,873)
 Gain on claims settlements                               14,445            --              --                  14,445
 Other expense                                              --              (800)           --                    (800)
                                                    ------------    ------------    ------------          ------------
Net (loss) income                                   $ (4,832,325)   $    388,770    $   (120,362)         $ (4,563,117)
                                                    ============    ============    ============          ============

   Net Loss per share:
     Basic and diluted                              $      (0.16)                                         $      (0.16)
                                                    ============                                          ============

   Weighted average number of shares outstanding:
     Basic and diluted                                29,373,589                                            35,221,542
                                                    ============                                          ============


   See accompanying Notes to Pro Forma Combined Condensed Financial Statement

                                      F-26


                            AMERICAN TONERSERV CORP.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               September 30, 2008


                                                      American         iPrint                               Pro Forma
                                                      TonerServ     Technologies,                           American
                                                        Corp.           Inc.          Pro Forma             TonerServ
                                                     Historical      Historical      Adjustments              Corp.
                                                    ------------    ------------    ------------          ------------
ASSETS
Current assets:
 Cash and cash equivalents                          $      5,421    $    622,992    $   (622,992) (a)     $      5,421
 Accounts receivables, net of doubtful
  accounts $84,357                                     1,364,452       1,440,064            --               2,804,516
 Prepaid expenses and other current assets                79,537          10,664          (1,000) (a)           89,201
 Inventory                                               921,866          82,772            --               1,004,638
 Deferred compensation                                    47,026            --              --                  47,026
 Deferred acquisition costs                               94,391            --              --                  94,391
                                                    ------------    ------------    ------------          ------------
     Total current assets                              2,512,693       2,156,492        (623,992)            4,045,193

Customer lists, net                                    3,541,432            --         1,584,863  (b)        5,126,295
Goodwill                                               1,801,895            --         4,169,889  (b)        5,971,784
Property and equipment, net                              397,116         147,312          54,928  (b)          599,356
Other assets                                              38,941          10,015          15,000  (b)           63,956
                                                    ------------    ------------    ------------          ------------
     Total assets                                   $  8,292,077    $  2,313,819    $  5,200,688          $ 15,806,584
                                                    ============    ============    ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Cash overdraft                                     $     86,415    $       --      $       --            $     86,415
 Accounts payable and accrued expenses                 1,861,585       1,088,255            --               2,949,840
 Shareholder advances                                    142,345            --              --                 142,345
 Acquisition note payable - current portion
 Note payable - current portion                             --             4,952          (4,952) (c)             --
  (net of unamortized discount of $140,028)            1,021,295            --         1,587,599  (d)        2,608,894
 Revolving line of credit                                622,041          78,482         (78,482) (c)          622,041
 Convertible notes payable - current portion
  (net of unamortized discount of $14,001)             1,861,469            --              --               1,861,469
  Deferred revenue                                       107,455             838            (838) (c)          107,455
                                                    ------------    ------------    ------------          ------------
     Total current liabilities                         5,702,605       1,172,527       1,503,327             8,378,459
                                                    ------------    ------------    ------------          ------------

Long-term liabilities:
 Notes payable (net) of unamortized discount of
  $258,210)                                              985,387          15,111         (15,111) (c)          985,387
 Convertible contingent note payable                        --              --         1,085,887  (d)        1,085,887
 Convertible notes payable                                  --              --         1,754,727  (j)        1,754,727
 Warrant liabilities                                     301,018            --           433,740  (i)          734,758
                                                    ------------    ------------    ------------          ------------
     Total long-term liabilities                       1,286,405          15,111       3,259,243             4,560,759
                                                    ------------    ------------    ------------          ------------
     Total liabilities                                 6,989,010       1,187,638       4,762,570            12,939,218
                                                    ------------    ------------    ------------          ------------



                                      F-27


Commitments and contingencies

Stockholders' equity:
Common stock; $.001 par value, 450,000,000 shares
  75,422,781 shares issued and outstanding                69,575           5,000             848  (g)           75,423
  Additional paid-in capital                          22,220,338          20,100       1,538,351  (h)       23,778,789
  Accumulated earnings (deficit)                     (20,986,846)      1,101,081      (1,101,081) (g)      (20,986,846)
                                                    ------------    ------------    ------------          ------------
     Total stockholders' equity                        1,303,067       1,126,181         438,118             2,867,366
                                                    ------------    ------------    ------------          ------------
     Total Liabilities and Stockholders'
       Equity                                       $  8,292,077    $  2,313,819    $  5,200,688          $ 15,806,584
                                                    ============    ============    ============          ============




   See accompanying Notes to Pro Forma Combined Condensed Financial Statement

                                      F-28


                            AMERICAN TONERSERV CORP.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 2008


                                                      American         iPrint                               Pro Forma
                                                      TonerServ     Technologies,                           American
                                                        Corp.           Inc.          Pro Forma             TonerServ
                                                     Historical      Historical      Adjustments              Corp.
                                                    ------------    ------------    ------------          ------------
Revenues:
 Product                                            $  6,894,035    $  9,598,174            --            $ 16,492,209
 Service                                               1,212,049            --              --               1,212,049
                                                    ------------    ------------    ------------          ------------
Total revenues                                         8,106,084       9,598,174            --              17,704,258
                                                    ------------    ------------    ------------          ------------

Cost of sales:
 Product                                               4,287,228       7,503,900            --              11,791,128
 Service                                                 782,628            --              --                 782,628
                                                    ------------    ------------    ------------          ------------
Total cost of sales                                    5,069,856       7,503,900            --              12,573,756
                                                    ------------    ------------    ------------          ------------
Gross profit                                           3,036,228       2,094,274            --               5,130,502
                                                    ------------    ------------    ------------          ------------
Operating Expenses
 Salaries and wages                                    2,074,177         632,020    $   (216,924) (e)        2,489,273
Professional fees and services                           948,270         145,023         (21,081) (e)        1,072,212
 Sales and marketing                                     717,540         386,758            --               1,104,298
 General and administrative                            1,202,576         319,926          38,916  (f)        1,561,418
 Amortization of customer lists                          461,430            --           169,807  (f)          631,237
                                                    ------------    ------------    ------------          ------------
Total operating expenses                               5,403,993       1,483,727         (29,282)            6,858,438
                                                    ------------    ------------    ------------          ------------
(Loss) gain from operations                           (2,367,765)        610,547          29,282            (1,727,936)

Other income (expense):
 Fair value of convertible debt                         (331,250)           --              --                (331,250)
 Interest expense                                       (612,672)          2,245        (250,004) (f)         (860,431)
 Change in fair value of warrant liabilities             (96,385)           --              --                 (96,385)
 Gain on claims settlements                                   66            --              --                      66
 Other expense                                              --            (5,221)           --                  (5,221)
                                                    ------------    ------------    ------------          ------------
Net (loss) income                                   $ (3,408,006)   $    607,571    $   (220,722)         $ (3,021,157)
                                                    ============    ============    ============          ============

   Net Loss per share:
     Basic and diluted                              $      (0.05)                                         $      (0.05)
                                                    ============                                          ============

   Weighted average number of shares outstanding:
     Basic and diluted                                64,032,972                                            69,880,925
                                                    ============                                          ============





  See accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                            AMERICAN TONERSERV CORP.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
           For the Year Ended December 31, 2007 and Nine Months Ended
                               September 30, 2008

1.   BASIS OF PRESENTATION

The accompanying unaudited pro forma combined condensed balance sheet of American TonerServ Corp. ("the Company") at September 30, 2008 assumes the acquisition of iPrint Technologies, Inc. was completed at September 30, 2008. The pro forma combined condensed results of operations for the year ended December 31, 2007 and September 30, 2008 of the Company assumes the acquisition of iPrint Technologies, Inc. and certain assets of iPrint Technologies, Inc. were completed as of January 1, 2007 and January 1, 2008, respectively. These unaudited pro forma combined condensed financial statements are based upon the historical financial statements of iPrint Technologies, Inc. and the unaudited financial statements of iPrint Technologies, Inc. after considering the effect of the adjustments described in these footnotes. American TonerServ Corp. has been designated as the acquirer for accounting purposes.

The accompanying unaudited pro forma combined condensed financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of iPrint Technologies, Inc. operations and certain assets of iPrint Technologies, Inc.. Further, actual results may be different from these unaudited pro forma combined financial statements.

2.   THE ACQUISITION

     On October 31, 2008, American TonerServ Corp. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with iPrint Technologies, LLC, a Delaware limited liability company and a newly formed, wholly-owned subsidiary of the Company ("Subsidiary"), iPrint Technologies, Inc., a California corporation ("iPrint"), and Chad Solter, Darrell Tso, and Scott Muckley (the "Selling Shareholders"), who own all of the stock of iPrint, relating to the purchase of all of the assets of iPrint's retail business of providing printing supplies and service to a variety of companies. The closing of the Agreement also occurred on October 31, 2008.

     The purchase price for the acquisition consisted of $1.5 million in cash; $3.5 million in the form of four promissory notes; 5,847,953 shares of common stock valued at $1.5 million; and warrants to purchase 200,000 shares of the Company's common stock at $0.30 per share. The Subsidiary also assumed liabilities of iPrint of approximately $990,000 and the obligations of iPrint under certain contracts and facilities leases. The assets acquired by the Subsidiary include approximately $1,290,000 in accounts receivable.

     One of the promissory notes, in the amount of $500,000, bears interest at the rate of 10% per annum and is due and payable in full on November 30, 2008.

                            AMERICAN TONERSERV CORP.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
           For the Year Ended December 31, 2007 and Nine Months Ended
                               September 30, 2008
                                   (Continued)

2.   THE ACQUISITION (CONTINUED)

     Two of the promissory notes (the "Short-Term Notes"), which are each in the amount of $575,000 and bear interest at the rate of 5% per annum. One of the Short-Term Notes is due within 120 days after the closing date. The other Short-Term Note is due in full on the earlier of (i) forty-five (45) days following the end of the second full calendar quarter (i.e., January through March, April through June, July through September, or October through December, as applicable) following the Closing Date in which the earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Subsidiary for such period meets or exceeds $250,000; (ii) if not paid at the end of the second such quarter, then forty-five (45) days following the end of the first full three consecutive calendar months thereafter in which EBITDA of the Subsidiary for such period meets or exceeds an amount equal to $250,000; or (iii) if not paid before, on the one (1) year anniversary of the closing date.

     One of the promissory notes (the "Long-Term Note"), in the amount of $1,850,000, bears interest at the rate of 5% per annum and due and payable in forty-eight (48) equal monthly installments, commencing on the thirteenth (13) month following the closing date. At the option of the holder, all or a portion of the outstanding principal and unpaid accrued interest of the Long-term Note may be converted into shares of common stock of the Company at a conversion price of (i) $0.50 per share if the conversion occurs on or before the thirteenth (13) month following the closing date, or (ii) $1.00 per share if the conversion occurs after the date that is thirteenth (13) months following the closing date.

     The promissory notes are secured by the assets purchased from iPrint other than inventory and accounts receivable.

     The Short-Term Notes and the Long-Term Note are subject to reductions in the event that the amount of net working capital acquired in the transaction is less than $380,000. The Long-Term Note is also subject to reduction in the event that the amount of EBITDA of the Subsidiary for the 12 months following the closing date is less than $1,000,000.

     The 5,847,953 shares of the Company's common stock issued in the transaction are being held in escrow pursuant to an escrow agreement until 24 months after the closing date, at which time it will be delivered to iPrint. The common stock shall be subject to offset in an amount equal to any damages for which the Company or the Subsidiary is entitled to be indemnified pursuant to the Agreement, but only if and to the extent that the principal balance of the Long-term Note has been reduced to zero as a result of the possible adjustments described above.

                            AMERICAN TONERSERV CORP.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
           For the Year Ended December 31, 2007 and Nine Months Ended
                               September 30, 2008
                                   (Continued)


3.   PRO FORMA ADJUSTMENTS

     (a) Represents the assets of iPrint Technologies, Inc. that were not acquired by American TonerServ Corp. as part of the asset purchase agreement.

     (b) Represents the fair value of the assets of iPrint Technologies, Inc. that were acquired by American TonerServ Corp. The property and equipment acquired will be depreciated between two and seven years. The customer list will be amortized over seven years.

     (c) Represents the liabilities of iPrint Technologies, Inc. that were not assumed by American TonerServ Corp. as part of the asset purchase agreement.

     (d)  Represents the seller notes related to the purchase of the assets.

     (e) Represents the elimination of nonrecurring expenses on a go forward Basis.

     (f) Represents amortization expense, depreciation expense, interest expense, and amortization of the discount on the notes payable.

     (g) Represents the removal of equity as it was not a component of the purchase and stock issued to iPrint as part of the purchase price

     (h) Represents the estimated additional paid in capital as a result of the purchase of certain assets of iPrint Technologies, Inc.

     (i) Represents the warrant liabilities associated with the warrants that are attached to the contingent convertible note and warrants issued to the investor notes.

     (j) Represents convertible debt raised for the down payment to iPrint Technologies, Inc.